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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 28, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in Regis Corporation's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the incorporation by reference of our report dated August 28, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                            PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 23, 2001